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                                                                     Exhibit 4.9


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                          REGISTRATION RIGHTS AGREEMENT

                            DATED AS OF JULY 30, 2004

                                      AMONG

                        THE JEAN COUTU GROUP (PJC) INC.,

                        THE GUARANTORS SIGNATORY HERETO,

                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED,

                          DEUTSCHE BANK SECURITIES INC.

                                       AND

                           NBF SECURITIES (USA) CORP.


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                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into this 30th day of July, 2004, among The Jean Coutu Group (PJC) Inc., a corporation organized under the laws of Quebec (the "Company"), the guarantors signatory hereto (the "Guarantors"), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and NBF Securities (USA) Corp. (collectively, the "Initial Purchasers").

     This Agreement is made pursuant to the Purchase Agreement, dated July 20, 2004, among the Company, the Guarantors and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of (a) $350,000,000 principal amount of the Company's 7 5/8% Senior Notes due 2012 (the "Senior Notes") and (b) $850,000,000 principal amount of the Company's 8 1/2% Senior Subordinated Notes due 2014 (the "Senior Subordinated Notes," together with the Senior Notes, the "Notes"). The obligations of the Company under the Senior Notes will be fully and unconditionally guaranteed by the Guarantors (the "Senior Note Guarantees"). The obligations of the Company under the Senior Subordinated Notes will be fully and unconditionally guaranteed by the Guarantors (the "Senior Subordinated Note Guarantees," and together with the Senior Note Guarantees, the "Guarantees"). The Notes and the Guarantees are collectively referred to herein as the "Securities." In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

          1.      DEFINITIONS.

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 ACT" shall mean the U.S. Securities Act of 1933, as amended.

          "1934 ACT" shall mean the U.S. Securities Exchange Act of l934, as amended.

          "ADDITIONAL INTEREST" has the meaning set forth in Section 2.5.

          "AGREEMENT" shall have the meaning set forth in the preamble of this Agreement.

          "CLOSING DATE" shall mean the Closing Time as defined in the Purchase Agreement.

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          "COMPANY" shall have the meaning set forth in the preamble of this
     Agreement and shall also include the Company's successors and assigns.

          "DEPOSITARY" shall mean The Depository Trust Company, or any other depositary appointed by the Company and the Guarantors, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

          "EXCHANGE OFFER" shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to
     Section 2.1 hereof.

          "EXCHANGE OFFER REGISTRATION" shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

          "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on Form S-4 or F-4 (or, if applicable, on another appropriate form or on any successor form used for substantially the same transactions), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

          "EXCHANGE PERIOD" shall have the meaning set forth in Section 2.1 hereof.

          "EXCHANGE SECURITIES" shall mean, the Notes issued by the Company under the applicable Indenture and the related guarantees issued by the Guarantors under the applicable Indenture, containing terms identical to the Securities in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

          "GUARANTORS" shall have the meaning set forth in the preamble of this Agreement and shall also include the Guarantors' successors.

          "HOLDER" shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

          "INDENTURES" shall mean, collectively (a) the indenture relating to the Senior Notes and Senior Note Guarantees, dated as of July 30, 2004, among the Company,

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     the Guarantors and The Bank of New York, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and (b) the indenture relating to the Senior Subordinated Notes and the Senior Subordinated Note Guarantees, dated as of July 30, 2004, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, as the same may be amended, supplemented, waived, or otherwise modified from time to time in accordance with the terms thereof.

          "INITIAL PURCHASER" or "INITIAL PURCHASERS" shall have the meaning set forth in the preamble of this Agreement.

          "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the applicable Indenture) Registrable Securities; PROVIDED that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company and the Guarantors on the Securities or any Affiliate (as defined in the applicable Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

          "NASD" means National Association of Securities Dealers, Inc.

          "NOTES" shall have the meaning set forth in the preamble of this Agreement.

          "PARTICIPATING BROKER-DEALER" shall mean any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and NBF Securities (USA) Corp. and any other broker-dealer which makes a market in the Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

          "PERSON" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "PRIVATE EXCHANGE" shall have the meaning set forth in Section 2.1 hereof.

          "PRIVATE EXCHANGE SECURITIES" shall have the meaning set forth in
     Section 2.1 hereof.

          "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other

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     amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble of this Agreement.

          "REGISTRABLE SECURITIES" shall mean, collectively, the Securities and, if issued, the Private Exchange Securities; provided, however, that the Securities and, if issued, the Private Exchange Securities, shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule 144A), or may be sold without registration under Rule 144(k), under the 1933 Act,
     (iii) such Securities shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of Securities purchased from the Company and the Guarantors and continued to be held by the Initial Purchasers or Securities which may not be exchanged in the Exchange Offer).

          "REGISTRATION DEFAULT" shall have the meaning set forth in Section 2.5 hereof.

          "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of one counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with the
     NASD), (iii) all applicable expenses incurred by the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges if the Company, in its discretion, elects to make any such listing, (v) all rating agency fees, if any, (vi) the fees and disbursements of counsel for the Company and the Guarantors and of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or "cold comfort" letters reasonably required by or incident to such performance or compliance, (vii) the fees and expenses of the

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     Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses of the Holders in connection with any Shelf Registration, including the reasonable fees and expenses of counsel to the Holders in connection therewith, and (ix) any reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company and the Guarantors in connection with any Registration Statement, but excluding fees of counsel to the Holders (unless otherwise covered under clause (viii) hereof), underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

          "REGISTRATION STATEMENT" shall mean any registration statement of the Company and the Guarantors which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

          "SECURITIES" has the meaning set forth in the preamble to this Agreement.

          "SHELF REGISTRATION" shall mean a registration effected pursuant to
     Section 2.2 hereof.

          "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company and the Guarantors pursuant to the provisions of
     Section 2.2 of this Agreement which covers all of the Registrable Securities or all of the Private Exchange Securities on an appropriate form under Rule 415 under the 1933 Act, or any successor or similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "TIA" has the meaning set forth in Section 2.1 of this Agreement.

          "TRUSTEE" shall mean the trustee with respect to the Securities under the Indenture.

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          2.      REGISTRATION UNDER THE 1933 ACT.

          2.1. EXCHANGE OFFER. To the extent not prohibited by law, the Company and the Guarantors shall, for the benefit of the Holders, at the Company's cost, (A) prepare and, as soon as practicable but not later than 120 days following the Closing Date, file with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities (other than Private Exchange Securities), of a like principal amount of Exchange Securities, (B) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 210 days following the Closing Date, (C) use their reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use their reasonable best efforts to cause the Exchange Offer to be consummated not later than 240 days following the Closing Date. The Exchange Securities will be issued under the applicable Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company or any of the Guarantors within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Company or any of the Guarantors for its own account, (c) acquired or will acquire the Exchange Securities in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws in the United States.

          In connection with the Exchange Offer, the Company and the Guarantors shall:

                  (a) mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, and, in the case of Holders in Canada, any wrapper used in connection with the private placement of the Exchange Offer in Canada, together with an appropriate letter of transmittal and related documents;

                  (b) keep the Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

                  (c) utilize the services of the Depositary for the Exchange Offer;

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                  (d)     permit Holders to withdraw tendered Registrable
Securities at any time prior to 5:00 p.m. (Eastern Time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder's election to have such Securities exchanged;

                  (e) notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

                  (f) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

          If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Company upon the request of any Initial Purchaser shall, to the extent not prohibited by any applicable law or applicable policy of the SEC, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the "Private Exchange") for the Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company on a senior or senior subordinated basis, as the case may be, guaranteed by the Guarantors, that are identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Securities (the "Private Exchange Securities").

          The Exchange Securities and the Private Exchange Securities shall be issued under (i) the applicable Indenture or (ii) an indenture identical in all material respects to the applicable Indenture and which, in either case, has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the applicable Indenture but that the Private Exchange Securities shall be subject to such transfer restrictions. The applicable Indenture or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter. The Private Exchange Securities shall be of the same series as and the Company and the Guarantors shall use all commercially reasonable efforts to have the Private Exchange Securities bear the same CUSIP number (or, if applicable, ISIN number) as the Exchange Securities. The Company shall not have any liability hereunder solely as a result of such Private Exchange Securities not having the same CUSIP number as the Exchange

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Securities, provided that the Company shall have used such commercially reasonable efforts as required by the prior sentence.

          As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, as the case may be, the Company and the Guarantors shall:

                  (i) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

                  (ii) accept for exchange all Securities properly tendered pursuant to the Private Exchange;

                  (iii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

                  (iv) cause the Trustee promptly to authenticate and deliver Exchange Securities or Private Exchange Securities, as the case may be, to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

          Interest on each Exchange Security and Private Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance. The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than (i) that the Exchange Offer or the Private Exchange, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer and the Private Exchange, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or F-4 or other appropriate form under the 1933 Act available, as well as any other customary representations in connection therewith, and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer or the Private Exchange

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which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer or the Private
Exchange.

          2.2. SHELF REGISTRATION. (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC or SEC policy, the Company or the Guarantors are not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason the Exchange Offer is not completed within 240 days after the original issue date of the Registrable Securities, (iii) upon the request of any of the Initial Purchasers with respect to Notes held by such Initial Purchasers that are not eligible to be exchanged for Exchange Securities in the Exchange Offer or which are exchanged in the Exchange Offer for Exchange Securities which are not freely tradeable or (iv) if a Holder is not permitted by applicable law to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive freely tradeable Exchange Securities pursuant to the Exchange Offer, then in case of each of clauses (i) through (iv) the Company and the Guarantors shall, at their cost:

                  (a) As promptly as practicable, file with the SEC, and thereafter shall use their reasonable best efforts to cause to be declared effective as promptly as practicable but no later than 240 days after the original issue of the Registrable Securities, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

                  (b) Use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the SEC, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities (the "Effectiveness Period"); PROVIDED, HOWEVER, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements under the 1933 Act and as otherwise provided herein.

                  (c) Notwithstanding any other provisions hereof, use their reasonable best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and

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          any supplement thereto complies in all material respects with the 1933
          Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

          The Company and the Guarantors shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company and the Guarantors further agree, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          2.3. EXPENSES. The Company and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to Section
2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

          2.4. EFFECTIVENESS. An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to
Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; PROVIDED, HOWEVER, that if, after it has been declared effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

          2.5. INTEREST. The Indenture executed in connection with the Securities will provide that in the event that either (a) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 120th calendar day following the date of original issue of the Securities, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 210th calendar day following the date of original issue of the Securities or (c) the Exchange Offer is not consummated or a Shelf

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Registration Statement is not declared effective, in either case, on or prior to the 240th calendar day following the date of original issue of the Securities (each such event referred to in clauses (a) through (c) above, a "Registration Default"), the interest rate borne by the Securities shall be increased ("Additional Interest") by one-quarter of one percent per annum upon the occurrence of each Registration Default, which rate will increase by one quarter of one percent each subsequent 90-day period that such Additional Interest continues to accrue under any such circumstance, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum. Following the cure of all Registration Defaults the accrual of Additional Interest will cease and the interest rate will revert to the original rate.

          If the Shelf Registration Statement is unusable by the Holders for any reason, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate, then the interest rate borne by the Securities will be increased by 0.25% per annum of the principal amount of the Securities for the first 90-day period (or portion thereof) beginning on the 31st such date that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional 0.25% per annum of the principal amount of the Securities at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum. Any amounts payable under this paragraph shall also be deemed "Additional Interest" for purposes of this Agreement. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the Securities will be reduced to the original interest rate if the Company is otherwise in compliance with this Agreement at such time. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.

          The Company shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

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          3.      REGISTRATION PROCEDURES.

          In connection with the obligations of the Company and the Guarantors with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company and the Guarantors shall:

          (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company and the Guarantors, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof, and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein and use their reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

          (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (d) use their reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; PROVIDED, HOWEVER, that the Company and the Guarantors shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

          (e) notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company and the Guarantors that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects,
(v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company or any Guarantor that a post-effective amendment to such Registration Statement would be appropriate;

          (f) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall be reasonably acceptable to Merrill Lynch on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of Merrill Lynch on behalf of the Participating Broker-Dealers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company and the Guarantors the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision (or any other provision requested by Merrill Lynch on behalf of the Participating Broker-Dealers with respect to similar matters):

          "If the exchange offeree is a broker dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer; and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act.

          (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

          (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

          (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

          (k) in the case of a Shelf Registration, promptly upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, as promptly as practicable after the occurrence of such an event, use their reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company and the Guarantors agree promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

          (l) in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers on behalf of such Holders; and make representatives of the Company and the Guarantors as shall be reasonably requested by the Holders of Registrable Securities, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

          (m) obtain a CUSIP number (or, if applicable, an ISIN number) for all Exchange Securities, Private Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities, Private Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

          (n) (i) cause the Indentures to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indentures to be so qualified in a timely manner;

          (o) in the case of a Shelf Registration, use reasonable efforts to enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders of Registrable Notes) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                  (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                  (ii) obtain opinions of counsel to the Company and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable

          Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                  (iii) obtain "cold comfort" letters and updates thereof from the Company's and Guarantors' independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                  (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

                  (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

                  (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

          (p) in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection at reasonable times by representatives of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company and the Guarantors to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant, in each case as shall be necessary for the recipient to exercise all applicable due diligence responsibilities, in connection with a Registration Statement (subject to any customary agreements regarding confidentiality and trading prohibitions for transactions of this type), and make such representatives of the Company and the Guarantors available for discussion of such documents as shall be reasonably requested by the Initial Purchasers;

          (q) (i) in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and to counsel to the Holders of Registrable Securities and make such changes in any such document prior to the filing thereof as the Initial Purchasers or counsel to the Holders of Registrable Securities may reasonably request, and make the representatives of the Company and the Guarantors available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and

                  (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchasers, to counsel for the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, counsel for the Holders of Registrable Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, counsel to the Holders of Registrable Securities or any underwriter shall reasonably object, and make the representatives of the Company and the Guarantors available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, counsel for the Holders of Registrable Securities or any underwriter.

          (r) in the case of a Shelf Registration, use its reasonable efforts to cause all Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

          (s) in the case of a Shelf Registration, use its reasonable efforts to cause the Registrable Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders;

          (t) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

          (u) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

          (v) upon consummation of an Exchange Offer or a Private Exchange, obtain a customary opinion of counsel to the Company and the Guarantors addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or Private Exchange, and which includes an opinion that (i) the Company and the Guarantors have duly authorized, executed and delivered the Exchange Securities and/or Private Exchange Securities, as applicable, and the related indenture, and (ii) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its respective terms (with customary exceptions).

          If following the date hereof there has been a change in SEC policy with respect to exchange offers such as the Exchange Offer, such that in the opinion of counsel to the Company or the Holders there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the SEC allowing the Company and the Guarantors to consummate an Exchange Offer for the Notes. The

Company and the Guarantors hereby agree to pursue the issuance of such a decision to the SEC staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as are requested by the SEC in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the SEC, (B) delivering to the SEC staff an analysis prepared by counsel to the Company and the Guarantors, setting forth the legal basis, if any, upon which such counsel has concluded that such an Exchange Offer shall be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the SEC staff of such submission.

          In the case of a Shelf Registration Statement, the Company and the Guarantors may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company and the Guarantors such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing.

          In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 3(k) hereof, and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors (at their expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

          In the event that the Company fails to effect the Exchange Offer or file any Shelf Registration Statement and maintain the effectiveness of any Shelf Registration Statement as provided herein, the Company shall not file any Registration Statement with respect to any securities (within the meaning of Section 2(1) of the 1933 Act) of the Company other than Registrable Securities.

          If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company and the Guarantors. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          4.      INDEMNIFICATION; CONTRIBUTION.

        (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

     PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantors by the Initial Purchasers, Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); PROVIDED, FURTHER, that, as to any preliminary prospectus used in connection with an underwritten transaction under a Shelf Registration Statement, as the same may be amended or supplemented (a "Preliminary Shelf Prospectus"), this indemnity agreement shall not inure to the benefit of the Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Registrable Securities to any person by the Underwriter if the Underwriter failed to send or give a copy of the final prospectus, as the same may be amended or supplemented (a "Final Shelf Prospectus"), to that person and the untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in such Preliminary Shelf Prospectus was corrected in said Final Shelf Prospectus and the delivery thereof was required by law and would have constituted a complete defense to the claim of that person in respect of such untrue statement or alleged untrue statement or such omission or alleged omission, unless such failure resulted from non-compliance by the Company with the provisions of
Section 3 of this Agreement.

        (b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, any of the Guarantors, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company or the Guarantors by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); PROVIDED, HOWEVER, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

        (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 4(a) above, counsel to all indemnified parties shall be selected by the Initial Purchasers, and, in the case of parties indemnified pursuant to Section 4(b) above, counsel to all indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of such action and, to the extent that the indemnifying party may wish, assume the defense of any such action, with counsel reasonably satisfactory to the indemnified party, unless the indemnified party has differing defenses in the action than the indemnifying party; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company and the Guarantors on the one hand and the Holders and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative fault of the Company and the Guarantors on the one hand and the Holders and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors, the Holders or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Guarantors, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 4, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company or any Guarantor, and each Person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Guarantor. The Initial Purchasers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule B to the Purchase Agreement and not joint.

          5. MISCELLANEOUS.

          5.1. RULE 144 AND RULE 144A. For so long as the Company or any Guarantor is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company and each Guarantor covenants that they will file the reports required to be filed by them under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company and the Guarantors cease to be so required to file such reports, the Company and the Guarantors covenant that they will upon the request of any Holder of Registrable Securities, subject to the Company availing itself of applicable exemptions under law, (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, and (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act. Upon the request of any Holder of Registrable Securities, the Company and the Guarantors will deliver to such Holder a written statement as to whether they have complied with such requirements.

          5.2. NO INCONSISTENT AGREEMENTS. The Company and each Guarantor have not entered into and the Company and each Guarantor will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's and each Guarantors' other issued and outstanding securities under any such agreements.

          5.3. AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

          5.4. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company shall be under no obligation to compensate any Holder for lost income, interest or other opportunity foregone, or other liability incurred, as a result of the Company's decision to exclude such Holder from any underwritten registration if such Holder has not complied with the provisions of this Section 5.4 in all material respects.

          5.5. REGISTRATION RIGHTS JOINDER AGREEMENT. Pursuant to the terms of the Purchase Agreement, each of the Eckerd Guarantors (as defined in the Purchase Agreement) shall execute and deliver the registration rights joinder agreement (the "Registration Rights Joinder Agreement"), a copy of which is attached hereto as Exhibit A.

          5.6. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company and the Guarantors by means of a notice given in accordance with the provisions of this Section 5.6, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company or any Guarantor, initially at the Company's or such Guarantor's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this
Section 5.6.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

          5.7. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

          5.8. THIRD PARTY BENEFICIARIES. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

          5.9. SPECIFIC ENFORCEMENT. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company and the Guarantors to comply with their obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Sections 2.1 through 2.4 hereof.

          5.10. RESTRICTION ON RESALES. Until the expiration of two years after the original issuance of the Securities, the Company and the Guarantors will not, and will cause their "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

          5.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5.12. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          5.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF

THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

          5.14. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   THE JEAN COUTU GROUP (PJC) INC.


                                    By: /s/ Francois Jean Coutu
                                       -----------------------------------------
                                         Francois Jean Coutu, as President
                                         and Chief Executive Officer


                                   BROOKS PHARMACY, INC.
                                   JCG HOLDINGS (USA), INC.
                                   JEAN COUTU ACQUISITION ONE, INC.
                                   JEAN COUTU ACQUISITION TWO, INC.
                                   JEAN COUTU ACQUISITION THREE,
                                   INC.
                                   MAXI DRUG NORTH, INC.
                                   MAXI DRUG, INC.
                                   MAXI GREEN INC.
                                   MC WOONSOCKET, INC.
                                   P.J.C. DISTRIBUTION, INC.
                                   P.J.C. OF VERMONT INC.
                                   P.J.C. REALTY CO., INC.
                                   PJC LEASE HOLDINGS, INC.
                                   PJC OF CRANSTON, INC.
                                   PJC OF EAST PROVIDENCE, INC.
                                   PJC OF MASSACHUSETTS, INC.
                                   PJC OF RHODE ISLAND, INC.
                                   PJC OF WEST WARWICK, INC.
                                   PJC REALTY MA, INC.
                                   PJC SPECIAL REALTY HOLDINGS, INC.
                                   THE JEAN COUTU GROUP (PJC) USA,
                                   INC.


                                   By: /s/ Michel Coutu
                                      ------------------------------------------
                                       Michel Coutu, as President of each

                                   PJC ARLINGTON REALTY LLC
                                   PJC DORCHESTER REALTY LLC
                                   PJC ESSEX REALTY LLC
                                   PJC HAVERHILL REALTY LLC
                                   PJC HYDE PARK REALTY LLC
                                   PJC MANCHESTER REALTY LLC
                                   PJC MANSFIELD REALTY LLC
                                   PJC NEW LONDON REALTY LLC
                                   PJC NORWICH REALTY LLC
                                   PJC PETERBOROUGH REALTY LLC
                                   PJC PROVIDENCE REALTY LLC
                                   PJC REVERE REALTY LLC

                                   By: PJC SPECIAL REALTY HOLDINGS,
                                   INC., a Delaware corporation, as Sole Member
                                   of each


                                   By: /s/ Michel Coutu
                                      ------------------------------------------
                                         Michel Coutu, as President


                                   MAXI DRUG SOUTH, L.P.
                                   By: MAXI DRUG, INC., a Delaware
                                   corporation, its General Partner


                                   By: /s/ Michel Coutu
                                      ------------------------------------------
                                         Michel Coutu, as President

                                   PJC REALTY N.E. LLC
                                   JEAN COUTU GROUP HOLDINGS (USA),
                                   LLC

                                   By: THE JEAN COUTU GROUP (PJC) USA,
                                   INC., a Delaware corporation, its Sole Member


                                   By: /s/ Andre Belzile
                                      ------------------------------------------
                                         Michel Coutu, as President


                                   3090671 NOVA SCOTIA COMPANY
                                   3090672 NOVA SCOTIA COMPANY
                                   CENTRE D'INFORMATION RX LTEE./
                                      RX INFORMATION CENTRE LTD.
                                   PATERSON'S PHARMACIES LIMITED
                                   SERVICES SECURIVOL INC.


                                   By: /s/ Andre Belzile
                                      ------------------------------------------
                                       Andre Belzile, as Authorized Signatory


Confirmed and accepted as
 of the date first above
 written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
DEUTSCHE BANK SECURITIES INC.
NBF SECURITIES (USA) CORP.

BY:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By:  [signed]
   ---------------------
    Name:
    Title:


541095

                                                                       Exhibit A

                  FORM OF REGISTRATION RIGHTS JOINDER AGREEMENT

          WHEREAS, The Jean Coutu Group (PJC) Inc. (the "Company"), certain Guarantors and the Initial Purchasers heretofore executed and delivered a Registration Rights Agreement ("Registration Rights Agreement") dated as of July 30, 2004, providing for the filing of a registration statement with the SEC registering the Exchange Securities. All capitalized terms used herein but not defined, shall have the meaning assigned thereto in the Registration Rights Agreement;

          WHEREAS, as a condition to the consummation of the offering of the Securities, certain of the Guarantors, none of which was originally party to the Registration Rights Agreement, have agreed to join the Registration Rights Agreement upon consummation of the acquisition by the Company of all of the outstanding capital stock of Eckerd Corporation, a Delaware Corporation, Thrift Drug, Inc., a Delaware corporation, and Genovese Drug Stores, Inc., a Delaware corporation, on terms described below;

          WHEREAS, the undersigned and their board of directors (or equivalent thereof) have concluded that the execution of this Joinder Agreement is in their best interests and have received fair value for the execution of this Joinder Agreement based on the benefits to be received by the undersigned as part of the consolidated group of entities in which the Company is the parent entity;

          NOW, THEREFORE, in consideration of the benefits that each Guarantor has or will receive under the Registration Rights Agreement, each Guarantor signatory hereto hereby agrees for the benefit of the Initial Purchasers, as follows:

     A. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit to enter into this Agreement, and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to the Company and the Guarantors (including the Company's and the Guarantors' obligations as indemnifying parties) in the Registration Rights Agreement as if made by, and with respect to, each signatory hereto; and (iii) jointly and severally, perform all obligations and duties required of the

          Company and the Guarantors pursuant to the Registration Rights Agreement, in each case under (i), (ii) and (iii) as if an original party thereto.

     B. Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under this Joinder Agreement, that performance of this Joinder Agreement does not and will not violate any provisions of its charter, by-laws or other similar document, or, except as would not reasonably be expected to result in a material adverse effect, any contractual obligations binding on it; and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms.

     C. Each of the undersigned hereby irrevocably agrees that the obligations of such Guarantor under the Registration Rights Agreement shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payment made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under the Registration Rights Agreement, will result in the obligations of such Guarantor under the Registration Rights Agreement not constituting a fraudulent conveyance for purposes of any federal, state, local or provincial bankruptcy, fraudulent conveyance or other laws.

          THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          IN WITNESS WHEREOF, the undersigned has executed this agreement this __ day of July, 2004.


                                   ECKERD CORPORATION
                                   ECKERD FLEET, INC.
                                   EDC DRUG STORES, INC.
                                   EDC LICENSING, INC.
                                   GENOVESE DRUG STORES, INC.
                                   THRIFT DRUG, INC.
                                   THRIFT DRUG SERVICES, INC.


                                   By:
                                      ------------------------------------------
                                       Michel Coutu, as President of each


541095